UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): September 13, 2017

BELMOND LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.       ☐

ITEM 8.01.                               Other Events

As previously disclosed on Belmond Ltd.’s website, the Eastern Caribbean, including the islands of Anguilla and St Martin, were hit by two hurricanes, Irma and Jose, and reports show many areas have been badly damaged.

The resorts of Belmond La Samanna on St Martin and Belmond Cap Juluca on Anguilla are closed for the season and no guests were staying at either property. We have confirmed that none of our employees at Belmond Cap Juluca have been injured and, to our knowledge at this time, our employees at Belmond La Samanna have also avoided injury. We are currently assessing the nature and extent of the damage sustained at our properties and based on our assessment at this time, we do not anticipate that Belmond La Samanna will open until at least April 2018. Belmond Cap Juluca will be undergoing renovations as previously disclosed and based on our assessment at this time, we do not anticipate that it will open before November 15, 2018.

This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a list of the risk factors that may cause these statements to differ materially from those described in this Report, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

Dated: September 13, 2017	By:	/s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer and Secretary